Q3 2023 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Vehicle Capacity 07 Core Technology 08 Other Highlights 09 Outlook 10 Photos & Charts 11 Key Metrics 16 Financial Statements 19 Additional Information 25

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) (2) Free cash flow = operating cash flow less capex (3) Includes cash, cash equivalents and investments (4) Calculated by dividing Cost of Automotive Sales Revenue by respective quarter’s new deliveries (ex-operating leases) Profitability 7.6% operating margin in Q3 $1.8B GAAP operating income in Q3 $1.9B GAAP net income in Q3 $2.3B non-GAAP net income1 in Q3 Our main objectives remained unchanged in Q3-2023: reducing cost per vehicle, free cash flow generation while maximizing delivery volumes and continued investment in AI and other growth projects. Our cost of goods sold per vehicle4 decreased to ~$37,500 in Q3. While production cost at our new factories remained higher than our established factories, we have implemented necessary upgrades in Q3 to enable further unit cost reductions. We continue to believe that an industry leader needs to be a cost leader. During a high interest rate environment, we believe focusing on investments in R&D and capital expenditures for future growth, while maintaining positive free cash flow, is the right approach. Year-to-date, our free cash flow reached $2.3B while our cash and investments position continues to improve. We have more than doubled the size of our AI training compute to accommodate for our growing dataset as well as our Optimus robot project. Our humanoid robot is currently being trained for simple tasks through AI rather than hard-coded software, and its hardware is being further upgraded. Lastly, with a combined gross profit generation of over $0.5B in Q3, our Energy Generation and Storage business and Services and Other business have become meaningful contributors to our profitability. Cash Operating cash flow of $3.3B in Q3 Free cash flow2 of $0.8B in Q3 $3.0B increase in our cash and investments3 QoQ to $26.1B Operations 4.0 GWh of Energy Storage deployed in Q3 More than doubled AI training compute

FINANCIAL SUMMARY
(Unaudited)

($ in millions, except percentages and per share data)	Q3-2022	Q4-2022	Q1-2023	Q2-2023	Q3-2023	YoY
Total automotive revenues	18,692	21,307	19,963	21,268	19,625	5%
Energy generation and storage revenue	1,117	1,310	1,529	1,509	1,559	40%
Services and other revenue	1,645	1,701	1,837	2,150	2,166	32%
Total revenues	21,454	24,318	23,329	24,927	23,350	9%
Total gross profit	5,382	5,777	4,511	4,533	4,178	-22%
Total GAAP gross margin	25.1%	23.8%	19.3%	18.2%	17.9%	-719 bp
Operating expenses	1,694	1,876	1,847	2,134	2,414	43%
Income from operations	3,688	3,901	2,664	2,399	1,764	-52%
Operating margin	17.2%	16.0%	11.4%	9.6%	7.6%	-964 bp
Adjusted EBITDA	4,968	5,404	4,267	4,653	3,758	-24%
Adjusted EBITDA margin	23.2%	22.2%	18.3%	18.7%	16.1%	-706 bp
Net income attributable to common stockholders (GAAP)	3,292	3,687	2,513	2,703	1,853	-44%
Net income attributable to common stockholders (non-GAAP)	3,654	4,106	2,931	3,148	2,318	-37%
EPS attributable to common stockholders, diluted (GAAP)	0.95	1.07	0.73	0.78	0.53	-44%
EPS attributable to common stockholders, diluted (non-GAAP)	1.05	1.19	0.85	0.91	0.66	-37%
Net cash provided by operating activities	5,100	3,278	2,513	3,065	3,308	-35%
Capital expenditures	(1,803)	(1,858)	(2,072)	(2,060)	(2,460)	36%
Free cash flow	3,297	1,420	441	1,005	848	-74%
Cash, cash equivalents and investments	21,107	22,185	22,402	23,075	26,077	24%

4 TESLA

FINANCIAL SUMMARY

Revenue

Total revenue grew 9% YoY in Q3 to $23.4B. YoY, revenue was impacted by the following items:

+ growth in vehicle deliveries
+ growth in other parts of the business
- reduced average selling price (ASP) YoY (excluding FX impact)
- negative FX impact of $0.4B[1]

Profitability

Our operating income decreased YoY to $1.8B in Q3, resulting in a 7.6% operating margin. YoY, operating income was primarily impacted by the following items:

- reduced ASP due to pricing and mix
- increase in operating expenses driven by Cybertruck, AI and other R&D projects
- cost of production ramp and idle cost related to factory upgrades
- negative FX impact
+ growth in vehicle deliveries (despite the margin headwind from underutilization from new factories)
+ lower cost per vehicle and IRA credit benefit
+ gross profit growth in Energy Generation and Storage as well as Services and Other
+ growth in regulatory credit sales

Cash

Quarter-end cash, cash equivalents and investments increased sequentially by $3.0B to $26.1B in Q3, driven by financing activities of $2.3B and free cash flow of $0.8B.

[1] Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q3'22.

5 T E S L A

OPERATIONAL SUMMARY

(Unaudited)

	Q3-2022	Q4-2022	Q1-2023	Q2-2023	Q3-2023	YoY
Model S/X production	19,935	20,613	19,437	19,489	13,688	-31%
Model 3/Y production	345,988	419,088	421,371	460,211	416,800	20%
Total production	**365,923**	**439,701**	**440,808**	**479,700**	**430,488**	**18%**
Model S/X deliveries	18,672	17,147	10,695	19,225	15,985	-14%
Model 3/Y deliveries	325,158	388,131	412,180	446,915	419,074	29%
Total deliveries	**343,830**	**405,278**	**422,875**	**466,140**	**435,059**	**27%**
of which subject to operating lease accounting	11,004	15,184	22,357	21,883	17,423	58%
Total end of quarter operating lease vehicle count	135,054	140,667	153,988	168,058	176,231	30%
Global vehicle inventory (days of supply)[1]	8	13	15	16	16	100%
Solar deployed (MW)	94	100	67	66	49	-48%
Storage deployed (MWh)	2,100	2,462	3,889	3,653	3,980	90%
Tesla locations[2]	903	963	1,000	1,068	1,129	25%
Mobile service fleet	1,532	1,584	1,692	1,769	1,846	20%
Supercharger stations	4,283	4,678	4,947	5,265	5,595	31%
Supercharger connectors	38,883	42,419	45,169	48,082	51,105	31%

[1]Days of supply is calculated by dividing new car ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).
[2]Starting in Q1-2023, we revised our methodology for reporting Tesla's physical footprint. This count now includes all sales, service, delivery and body shop locations globally.

6

TESLA

V E H I C L E C A P A C I T Y Current Installed Annual Vehicle Capacity Region Model Capacity Status California Model S / Model X 100,000 Production Model 3 / Model Y 550,000 Production Shanghai Model 3 / Model Y >950,000 Production Berlin Model Y 375,000 Production Texas Model Y >250,000 Production Cybertruck >125,000 Pilot production Nevada Tesla Semi - Pilot production Various Next Gen Platform - In development TBD Roadster - In development Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Market share of Tesla vehicles by region (TTM) Source: Tesla estimates based on latest available data from ACEA; Autonews.com; CAAM – light-duty vehicles only TTM = Trailing twelve months7 During the quarter we brought down several production lines for upgrades at various factories, which led to a sequential decline in production volumes. We made further progress smoothing out the delivery rate across the quarter, with September accounting for ~40% of Q3 deliveries this year, compared to September accounting for ~65% of Q3 deliveries in 2022. US: California, Nevada and Texas At Gigafactory Texas, we began pilot production of the Cybertruck, which remains on track for initial deliveries this year. We are expecting the Model Y production rate in Texas to grow very gradually from its current level as we ramp additional supply chain needs in a cost-efficient manner. Production of our higher density 4680 cell is progressing as planned, and we continue building capacity for cathode production and lithium refining in the U.S. China: Shanghai Other than scheduled downtime in Q3, our Shanghai factory has been successfully running near full capacity for several quarters, and we do not expect a meaningful increase in weekly production run rate. Giga Shanghai remains our main export hub. Europe: Berlin-Brandenburg Model Y remained the best-selling vehicle of any kind in Europe year-to-date (based on the latest available data as of August). Similar to Texas, further production ramp of Model Y will be gradual. 0% 1% 2% 3% 4% US/Canada Europe China

Cost of goods sold per vehicle C O R E T E C H N O L O G Y Cumulative miles driven with FSD Beta (millions) 8 Artificial Intelligence Software and Hardware Software that safely performs tasks in the real world is the key focus of our AI development efforts. We have commissioned one of the world's largest supercomputers to accelerate the pace of our AI development, with compute capacity more than doubling compared to Q2. Our large installed base of vehicles continues to generate anonymized video and other data used to develop our FSD Capability features. Vehicle and Other Software All Tesla rentals through Hertz in the U.S. and Canada now allow Tesla app access, allowing renters to use keyless lock/unlock via phone key, remotely precondition the cabin, track charge status and more. Customers who already have a Tesla Profile will have their settings and preferences seamlessly applied, making the rental car feel like their own. The in-app service experience was also redesigned to allow customers to schedule service, access their loaner, track service progress, pay and manage drop-off/pickup. Prospective customers can similarly schedule, locate and test drive a demo vehicle. Battery, Powertrain & Manufacturing Despite macroeconomic headwinds, our planned factory shutdowns in Q3 and ongoing ramp at new factories, our average vehicle cost was ~$37,500, and we continue to work to reduce the cost further. For very heavy vehicles, a high voltage powertrain architecture brings notable cost savings, which is why Cybertruck will adopt an 800-volt architecture. 0 100 200 300 400 500 600 $36,000 $36,500 $37,000 $37,500 $38,000 $38,500 $39,000 $39,500 $40,000 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023

O T H E R H I G H L I G H T S 9 Services & Other gross profit ($M) Energy Storage Energy storage deployments increased by 90% YoY in Q3 to 4.0 GWh, our highest quarterly deployment ever. Continued growth in deployments was driven by the ongoing ramp of our Megafactory in Lathrop, CA toward full capacity of 40 GWh with the phase two expansion. Production rate improved further sequentially in Q3. Solar Solar deployments declined on a sequential and YoY basis to 49 MW. Sustained high interest rates and the end of net metering in California have created downward pressure on solar demand. Services and Other business As our global fleet size grows, our Services and Other business continues to grow successfully, with Supercharging, insurance and body shop & part sales being the core drivers of profit growth YoY. Pay-per-use Supercharging remains a profitable business for the company, even as we scale capital expenditures. Our team is focused on materially expanding Supercharging capacity and further improving capacity management in anticipation of other OEMs joining our network. 0 1 2 3 4 (200) (150) (100) (50) — 50 100 150 200 Energy Storage deployments (GWh)

O U T L O O K 10 Volume We are planning to grow production as quickly as possible in alignment with the 50% CAGR target we began guiding to in early 2021. In some years we may grow faster and some we may grow slower, depending on a number of factors. For 2023, we expect to remain ahead of the long -term 50% CAGR with around 1.8 million vehicles for the year. Cash We have ample liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during this uncertain period. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware-related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product Cybertruck deliveries remain on track for later this year. In addition, we continue to make progress on our next generation p latform.

P H O T O S & C H A R T S

M O D E L Y S T A R T I N G P R I C E I N C L U S I V E O F N A T I O N A L A N D S T A T E L E V E L S U B S I D I E S* 12 *Not all consumers are eligible for all subsidies. Exclusive of local and utility subsidies. Please see additional details at https://www.tesla.com/support/incentives.

C Y B E R T R U C K D E L I V E R I E S B E G I N I N N O V E M B E R 2 0 2 3 13

M E G A P A C K F A C T O R Y I N L A T H R O P , C A L I F O R N I A 14

G I G A F A C T O R Y S H A N G H A I - O N E M I L L I O N T H M O D E L Y P R O D U C E D 15

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) Net Income ($B) Adjusted EBITDA ($B) 16 0.0 0.1 0.2 0.3 0.4 0.5 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3 0 1 2 3 4 5 6 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3 0 1 2 3 4 5 6 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3

Operating Cash Flow ($B) Free Cash Flow ($B) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) Adjusted EBITDA ($B) 17 Vehicle Deliveries (millions of units) 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3 0 2 4 6 8 10 12 14 16 18 20 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3 0 2 4 6 8 10 12 14 16 18 20 4 Q -2 0 2 0 1 Q -2 0 2 1 2 Q -2 0 2 1 3 Q -2 0 2 1 4 Q -2 0 2 1 1 Q -2 0 2 2 2 Q -2 0 2 2 3 Q -2 0 2 2 4 Q -2 0 2 2 1 Q -2 0 2 3 2 Q -2 0 2 3 3 Q -2 0 2 3

K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) 18 YoY Revenue Growth Operating Margin Source: OEM financial disclosures, Bloomberg Auto Industry includes: Tesla, BMW, Mercedes-Benz, Ford, GM, Honda, Hyundai, Nissan, Toyota and VW. Stellantis is excluded given limited historical disclosures due to the recent merger between FCA and PSA. Auto Industry operating margin is calculated by dividing the sum of USD equivalent operating profits for the entire industry by the USD equivalent revenues for respective periods. -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Q 3 -2 0 1 9 Q 4 -2 0 1 9 Q 1 -2 0 2 0 Q 2 -2 0 2 0 Q 3 -2 0 2 0 Q 4 -2 0 2 0 Q 1 -2 0 2 1 Q 2 -2 0 2 1 Q 3 -2 0 2 1 Q 4 -2 0 2 1 Q 1 -2 0 2 2 Q 2 -2 0 2 2 Q 3 -2 0 2 2 Q 4 -2 0 2 2 Q 1 -2 0 2 3 Q 2 -2 0 2 3 Q 3 -2 0 2 3 Tesla Auto Industry S&P 500 -4% -2% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Q 3 -2 0 1 9 Q 4 -2 0 1 9 Q 1 -2 0 2 0 Q 2 -2 0 2 0 Q 3 -2 0 2 0 Q 4 -2 0 2 0 Q 1 -2 0 2 1 Q 2 -2 0 2 1 Q 3 -2 0 2 1 Q 4 -2 0 2 1 Q 1 -2 0 2 2 Q 2 -2 0 2 2 Q 3 -2 0 2 2 Q 4 -2 0 2 2 Q 1 -2 0 2 3 Q 2 -2 0 2 3 Q 3 -2 0 2 3 Tesla Auto Industry S&P 500

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2022	Q4-2022	Q1-2023	Q2-2023	Q3-2023
REVENUES					
Automotive sales	17,785	20,241	18,878	20,419	18,582
Automotive regulatory credits	286	467	521	282	554
Automotive leasing	621	599	564	567	489
Total automotive revenues	18,692	21,307	19,963	21,268	19,625
Energy generation and storage	1,117	1,310	1,529	1,509	1,559
Services and other	1,645	1,701	1,837	2,150	2,166
Total revenues	**21,454**	**24,318**	**23,329**	**24,927**	**23,350**
COST OF REVENUES					
Automotive sales	13,099	15,433	15,422	16,841	15,656
Automotive leasing	381	352	333	338	301
Total automotive cost of revenues	13,480	15,785	15,755	17,179	15,957
Energy generation and storage	1,013	1,151	1,361	1,231	1,178
Services and other	1,579	1,605	1,702	1,984	2,037
Total cost of revenues	16,072	18,541	18,818	20,394	19,172
Gross profit	**5,382**	**5,777**	**4,511**	**4,533**	**4,178**
OPERATING EXPENSES					
Research and development	733	810	771	943	1,161
Selling, general and administrative	961	1,032	1,076	1,191	1,253
Restructuring and other	—	34	—	—	—
Total operating expenses	1,694	1,876	1,847	2,134	2,414
INCOME FROM OPERATIONS	**3,688**	**3,901**	**2,664**	**2,399**	**1,764**
Interest income	86	157	213	238	282
Interest expense	(53)	(33)	(29)	(28)	(38)
Other (expense) income, net	(85)	(42)	(48)	328	37
INCOME BEFORE INCOME TAXES	3,636	3,983	2,800	2,937	2,045
Provision for income taxes	305	276	261	323	167
NET INCOME	3,331	3,707	2,539	2,614	1,878
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	39	20	26	(89)	25
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**3,292**	**3,687**	**2,513**	**2,703**	**1,853**
Net income per share of common stock attributable to common stockholders					
Basic	$ 1.05	$ 1.18	$ 0.80	$ 0.85	$ 0.58
Diluted	$ 0.95	$ 1.07	$ 0.73	$ 0.78	$ 0.53
Weighted average shares used in computing net income per share of common stock					
Basic	3,146	3,160	3,166	3,171	3,176
Diluted	3,468	3,471	3,468	3,478	3,493

20

BALANCE SHEET
(Unaudited)

In millions of USD	30-Sep-22	31-Dec-22	31-Mar-23	30-Jun-23	30-Sep-23
ASSETS					
Current assets					
Cash, cash equivalents and investments	21,107	22,185	22,402	23,075	26,077
Accounts receivable, net	2,192	2,952	2,993	3,447	2,520
Inventory	10,327	12,839	14,375	14,356	13,721
Prepaid expenses and other current assets	2,364	2,941	3,227	2,997	2,708
Total current assets	35,990	40,917	42,997	43,875	45,026
Operating lease vehicles, net	4,824	5,035	5,473	5,935	6,119
Solar energy systems, net	5,562	5,489	5,427	5,365	5,293
Property, plant and equipment, net	21,926	23,548	24,969	26,389	27,744
Operating lease right-of-use assets	2,251	2,563	2,800	3,352	3,637
Digital assets, net	218	184	184	184	184
Goodwill and intangible assets, net	419	409	399	465	441
Other non-current assets	3,236	4,193	4,584	5,026	5,497
Total assets	**74,426**	**82,338**	**86,833**	**90,591**	**93,941**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	13,897	15,255	15,904	15,273	13,937
Accrued liabilities and other	6,246	7,142	7,321	7,658	7,636
Deferred revenue	1,928	1,747	1,750	2,176	2,206
Customer deposits	1,083	1,063	1,057	1,026	894
Current portion of debt and finance leases (1)	1,457	1,502	1,404	1,459	1,967
Total current liabilities	24,611	26,709	27,436	27,592	26,640
Debt and finance leases, net of current portion (1)	2,096	1,597	1,272	872	2,426
Deferred revenue, net of current portion	2,265	2,804	2,911	3,021	3,059
Other long-term liabilities	4,330	5,330	5,979	6,924	7,321
Total liabilities	**33,302**	**36,440**	**37,598**	**38,409**	**39,446**
Redeemable noncontrolling interests in subsidiaries	421	409	407	288	277
Total stockholders' equity	39,851	44,704	48,054	51,130	53,466
Noncontrolling interests in subsidiaries	852	785	774	764	752
Total liabilities and equity	**74,426**	**82,338**	**86,833**	**90,591**	**93,941**
(1) Breakdown of our debt is as follows:					
Vehicle and energy product financing (non-recourse)	**2,335**	**2,001**	**1,708**	**1,475**	**3,660**
Other non-recourse debt	11	—	—	—	—
Recourse debt	51	44	44	44	44
Total debt excluding vehicle and energy product financing	**62**	**44**	**44**	**44**	**44**
Days sales outstanding	9	10	11	12	12
Days payable outstanding	72	72	75	70	70

21

TESLA

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q3-2022	Q4-2022	Q1-2023	Q2-2023	Q3-2023
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	3,331	3,707	2,539	2,614	1,878
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	956	989	1,046	1,154	1,235
Stock-based compensation	362	419	418	445	465
Other	220	354	40	(47)	145
Changes in operating assets and liabilities	231	(2,191)	(1,530)	(1,101)	(415)
Net cash provided by operating activities	**5,100**	**3,278**	**2,513**	**3,065**	**3,308**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(1,803)	(1,858)	(2,072)	(2,060)	(2,460)
Purchases of solar energy systems, net of sales	(0)	(0)	(1)	(0)	1
Purchases of investments	(991)	(4,368)	(2,015)	(5,075)	(6,131)
Proceeds from maturities of investments	3	19	1,604	3,539	3,816
Proceeds from sales of investments	—	—	—	138	—
Receipt of government grants	—	76	—	—	—
Business combinations, net of cash acquired	—	—	—	(76)	12
Net cash used in investing activities	**(2,791)**	**(6,131)**	**(2,484)**	**(3,534)**	**(4,762)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(133)	(162)	(127)	(124)	(140)
Net (repayments) borrowings under vehicle and energy product financing	(766)	(335)	(294)	(233)	2,194
Net cash flows from noncontrolling interests – Solar	(42)	(65)	(43)	(34)	(45)
Other	229	67	231	63	254
Net cash (used in) provided by financing activities	**(712)**	**(495)**	**(233)**	**(328)**	**2,263**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(335)	123	50	(94)	(98)
Net increase (decrease) in cash and cash equivalents and restricted cash	1,262	(3,225)	(154)	(891)	711
Cash and cash equivalents and restricted cash at beginning of period	18,887	20,149	16,924	16,770	15,879
Cash and cash equivalents and restricted cash at end of period	20,149	16,924	16,770	15,879	16,590

22

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2022	Q4-2022	Q1-2023	Q2-2023	Q3-2023
Net income attributable to common stockholders (GAAP)	**3,292**	**3,687**	**2,513**	**2,703**	**1,853**
Stock-based compensation expense	362	419	418	445	465
Net income attributable to common stockholders (non-GAAP)	**3,654**	**4,106**	**2,931**	**3,148**	**2,318**
Less: Buy-out of noncontrolling interest	—	(35)	(5)	—	2
Less: Dilutive convertible debt	0	0	0	0	0
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	**3,654**	**4,141**	**2,936**	**3,148**	**2,316**
EPS attributable to common stockholders, diluted (GAAP)	**0.95**	**1.07**	**0.73**	**0.78**	**0.53**
Stock-based compensation expense per share	0.10	0.12	0.12	0.13	0.13
EPS attributable to common stockholders, diluted (non-GAAP)	**1.05**	**1.19**	**0.85**	**0.91**	**0.66**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,468	3,471	3,468	3,478	3,493
Net income attributable to common stockholders (GAAP)	**3,292**	**3,687**	**2,513**	**2,703**	**1,853**
Interest expense	53	33	29	28	38
Provision for income taxes	305	276	261	323	167
Depreciation, amortization and impairment	956	989	1,046	1,154	1,235
Stock-based compensation expense	362	419	418	445	465
Adjusted EBITDA (non-GAAP)	**4,968**	**5,404**	**4,267**	**4,653**	**3,758**
Total revenues	21,454	24,318	23,329	24,927	23,350
Adjusted EBITDA margin (non-GAAP)	**23.2%**	**22.2%**	**18.3%**	**18.7%**	**16.1%**

23

TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD	1Q-2020	2Q-2020	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023
Net cash (used in) provided by operating activities (GAAP)	(440)	964	2,400	3,019	1,641	2,124	3,147	4,585	3,995	2,351	5,100	3,278	2,513	3,065	3,308
Capital expenditures	(455)	(546)	(1,005)	(1,151)	(1,348)	(1,505)	(1,819)	(1,810)	(1,767)	(1,730)	(1,803)	(1,858)	(2,072)	(2,060)	(2,460)
Free cash flow (non-GAAP)	(895)	418	1,395	1,868	293	619	1,328	2,775	2,228	621	3,297	1,420	441	1,005	848

In millions of USD	1Q-2020	2Q-2020	3Q-2020	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023
Net income attributable to common stockholders (GAAP)	16	104	331	270	438	1,142	1,618	2,321	3,318	2,259	3,292	3,687	2,513	2,703	1,853
Interest expense	169	170	163	246	99	75	126	71	61	44	53	33	29	28	38
Provision for income taxes	2	21	186	83	69	115	223	292	346	205	305	276	261	323	167
Depreciation, amortization and impairment	553	567	584	618	621	681	761	848	880	922	956	989	1,046	1,154	1,235
Stock-based compensation expense	211	347	543	633	614	474	475	558	418	361	362	419	418	445	465
Adjusted EBITDA (non-GAAP)	951	1,209	1,807	1,850	1,841	2,487	3,203	4,090	5,023	3,791	4,968	5,404	4,267	4,653	3,758

In millions of USD	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023
Net cash provided by operating activities – TTM (GAAP)	5,943	8,024	9,184	9,931	11,497	13,851	14,078	16,031	14,724	13,242	13,956	12,164
Capital expenditures – TTM	(3,157)	(4,050)	(5,009)	(5,823)	(6,482)	(6,901)	(7,126)	(7,110)	(7,158)	(7,463)	(7,793)	(8,450)
Free cash flow – TTM (non-GAAP)	2,786	3,974	4,175	4,108	5,015	6,950	6,952	8,921	7,566	5,779	6,163	3,714

In millions of USD	4Q-2020	1Q-2021	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023
Net income attributable to common stockholders – TTM (GAAP)	721	1,143	2,181	3,468	5,519	8,399	9,516	11,190	12,556	11,751	12,195	10,756
Interest expense – TTM	748	678	583	546	371	333	302	229	191	159	143	128
Provision for income taxes – TTM	292	359	453	490	699	976	1,066	1,148	1,132	1,047	1,165	1,027
Depreciation, amortization and impairment – TTM	2,322	2,390	2,504	2,681	2,911	3,170	3,411	3,606	3,747	3,913	4,145	4,424
Stock-based compensation expense – TTM	1,734	2,137	2,264	2,196	2,121	1,925	1,812	1,699	1,560	1,560	1,644	1,747
Adjusted EBITDA – TTM (non-GAAP)	5,817	6,707	7,985	9,381	11,621	14,803	16,107	17,872	19,186	18,430	19,292	18,082

24
TTM = Trailing twelve months

TESLA

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2023 financial results conference call beginning at 4:30 p.m. CT on October 18, 2023 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant quarter’s deliveries and using 75 trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the future development, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and technologies such as Model 3, Model Y, Model X, Model S, Cybertruck, our next generation vehicle platform, our Dojo training computers, our Autopilot, Full Self-Driving and other vehicle software and AI enabled products, our battery cells, our Supercharging network and our energy storage and solar products; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic; the risk of delays in launching and manufacturing our products and features cost- effectively; our ability to grow our sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; consumers’ demand for electric vehicles generally and our vehicles specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive and energy product markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 31, 2023. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 25